UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2003

VALICERT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31109	94-3297861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1215 Terra Bella Avenue

Mountain View, California  94043

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (650) 567-5400

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Matters.

On February 18, 2003, Valicert, Inc. (“Valicert”) entered into an Agreement and Plan of Reorganization and Merger with Tumbleweed Communications Corp. (“Tumbleweed”) and its wholly-owned subsidiary Velocity Acquisition Sub, Inc. (“Sub”) (the “Reorganization Agreement”). A copy of the Reorganization Agreement is attached hereto as Exhibit 2.1.

Pursuant to the terms of the Reorganization Agreement, Tumbleweed will acquire all of the outstanding shares of Valicert in a stock-for-stock transaction, where each share of Valicert common stock will be exchanged for .385 shares of Tumbleweed common stock, or approximately 9.8 million shares, which will represent approximately 24% of Tumbleweed’s outstanding stock immediately following the closing of the merger.

For further information, reference is made to the exhibit referred to above and in Item 7 below, the contents of which are incorporated by reference herein, and the joint press release issued by Valicert and Tumbleweed on February 18, 2003, attached hereto as Exhibit 99.1 announcing the signing of the Reorganization Agreement.

Tumbleweed intends to file a registration statement on Form S-4 in connection with the transaction, and Valicert and Tumbleweed intend to mail a joint proxy statement/prospectus to their respective stockholders in connection with the transaction. Investors and security holders of Valicert and Tumbleweed are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Valicert, Tumbleweed and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the SEC’s web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from Tumbleweed or Valicert.

Valicert and its executive officers and directors also may be deemed to be participants in the solicitation of proxies from the stockholders of Valicert and Tumbleweed in favor of the transaction. Information regarding such officers and directors is included in Valicert’s proxy statement of its 2002 annual meeting of stockholders dated April 30, 2002. This document is available free of charge at the SEC’s Web site at www.sec.gov and from Valicert.

Tumbleweed and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Valicert and Tumbleweed in favor of the transaction. Information regarding such officers and directors is included in Tumbleweed’s proxy statement of its 2002 annual meeting of stockholders dated April 30, 2002. This document is available free of charge at the SEC’s Web site at www.sec.gov and from Tumbleweed.

In addition to the registration statement on Form S-4 to be filed by Tumbleweed in connection with the transaction, and the joint proxy statement/prospectus to be mailed to the stockholders of Valicert and Tumbleweed in connection with the transaction, each of Valicert and Tumbleweed file annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference rooms located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by Valicert and Tumbleweed with the SEC are also available for free at the SEC’s web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from Valicert at their website at www.valicert.com or Tumbleweed at their website www.tumbleweed.com.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization and Merger, dated as of February 18, 2003, by and among Tumbleweed Communications Corp., Velocity Acquisition Sub, Inc. and Valicert, Inc.

99.1	Press release dated February 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALICERT, INC.

Date: March 5, 2003

	By:	/S/ TIMOTHY CONLEY

Timothy Conley Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization and Merger, dated as of February 18, 2003, by and among Tumbleweed Communications Corp., Velocity Acquisition Sub, Inc. and Valicert, Inc.

99.1	Press release dated February 18, 2003.